 EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Annual Report on Form 20-F of our auditor’s report dated March 31, 2026, with respect to the consolidated financial statements of NXT Energy Solutions Inc. as at December 31, 2025 and December 31, 2024 and the years in the three-year period ended December 31, 2025, as filed with the United States Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement No. 333-146890 on Form S-8 of our auditor’s report dated March 31, 2026 with respect to the consolidated financial statements of NXT Energy Solutions Inc. as at December 31, 2025 and December 31, 2024 and for the years in the three-year period ended December 31, 2025, as incorporated by reference in the Annual Report on Form 20-F of NXT Energy Solutions Inc. for the years in the three-year period ended December 31, 2025, as filed with the United States Securities and Exchange Commission.

Chartered Professional Accountants

Calgary, Canada

April 30, 2026